SECURITIES AND EXCHANGE COMMISSION



			 Washington, D.C.  20549



			       FORM 8-K

			    CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

		   Date of Report:  February 21, 1995





CHAMPION PARTS, INC.

(Exact name of Registrant as specified in its Charter)



Illinois                       1-7807                   36-2088911

(State or other jurisdiction  (Commission File Number) (IRS Employer
 of incorporation)                                      Identification No.)


 2525 22nd Street, Oak Brook, Illinois                 60521

(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:   (708) 573-6600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

	On February 21, 1995, the Registrant entered into a letter of intent with Raymond G. Perelman which provides, among other things, for Mr. Perelman, or a company controlled by him, to purchase $5.0 million of 9% Redeemable Cumulative Convertible
Voting Preferred Stock of the Registrant. The Preferred Stock would be convertible into common stock at a per share conversion price of $3.00. The letter of intent also provides that the Registrant would have the right for 30 days after the sale to elect to either (i) convert all of the Preferred Stock into common stock at the conversion price or (ii) conduct a rights offering to all shareholders permitting them to acquire up to
2.5 million shares of common stock at the conversion price. If the Registrant elects to conduct the rights offering, Mr.
Perelman would subscribe to his pro rata portion of the shares and, if the rights offering is under-subscribed, Mr. Perelman would convert enough Preferred Stock to cover the shortfall, but would not acquire more than an aggregate of 1,666,667 shares, including the shares subscribed for by him in the rights offering and shares acquired upon conversion. Following the rights offering, the Registrant would redeem any remaining shares of Preferred Stock not converted in connection with the rights offering.



Upon consummation of the Preferred Stock acquisition, Mr. Perelman would be entitled to designate a majority of the Board of Directors of the Registrant. Consummation of the transactions contemplated by the letter of intent is subject to the execution of definitive agreements and the receipt of all required approvals and consents.



A copy of the letter of intent is attached hereto as Exhibit
10(a) and is hereby incorporated by this reference.



Item 7.  Financial Statements and Exhibits.



Exhibits:



	10(a) Letter of Intent dated February 21, 1995 between the Registrant and Raymond G. Perelman.

SIGNATURES





	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



			     CHAMPION PARTS, INC.







Date:  February 23, 1995        By:     /s/ Thomas W. Blashill

					Thomas W. Blashill, Executive Vice-

					President, Secretary and Treasurer

EXHIBIT INDEX





Exhibit No.             Description of ExhibitPage



    10(a)               Letter of Intent dated February 21, 1995 between

			the Registrant and Raymond G. Perelman

Exhibit 10(a)





			      Raymond G. Perelman

			    1820 Rittenhouse Square

			Philadelphia. Pennsylvania 19103

				(215) 732-2500





February 21, 1995





Special Committee of

  the Board of Directors

Champion Parts, Inc.

2525 22nd Street

Oak Brook, IL 60521



Dear Sirs:



This letter sets forth the principal terms and conditions upon which Raymond G. Perelman and/or an entity affiliated with Raymond G. Perelman (collectively, "Perelman') will enter into an agreement (the "Stock Purchase Agreement") between Perelman and Champion Parts, Inc., an Illinois corporation ("Champion"), pursuant to which Perelman will, upon consummation of the transactions contemplated thereby, purchase (the "Acquisition') an aggregate: of $5 million of 9% Redeemable Cumulative Convertible Voting Preferred Stock of the Company.



1. Purchase of Preferred Stock. At the Closing (as defined herein), the Company with issue and sell to Perelman an aggregate of $5 million of 9% Redeemable Cumulative Convertible Voting Preferred Stock of the Company (the "Preferred Stock"). The liquidation preference of the Preferred Stock will, in the aggregate, be equal to the purchase price thereof. As described in paragraph 2 hereof, the Preferred Stock shall be converted into shares of Common Stock of the Company at a per share conversion price equal to $3.00 (the "Conversion Price") or redeemed at a per share redemption price equal to the liquidation price plus accrued and unpaid dividends to the date of redemption. The Preferred Stock will accrue dividends at the rate of 9% per annum. Accrued dividends will be payable quarterly in arrears and shall be paid by issuing to the holder of the Preferred Stock shares of Common Stock of the Company at a per share price equal to the Conversion Price.



2.      Conversion of Preferred Stock/Rights Offering.



A. The Special Committee of the Board of Directors of the Company (the "Special Committee') will, within 30 days of the Closing, elect to either (x) cause all, but not less than all, of the Preferred Stock to be converted into Common Stock at the

Special Committee of

  the Board of Directors

February 21. 1995

Conversion Price or (y) cause the Company to conduct an offering of Common Stock purchase rights as described below (the "Rights
Offering").



B. If the Company elects to conduct the Rights Offering, then as soon as practicable after such election, the Company shall offer all of the shareholders of the Company (including Perelman) the non-transferable right (the "Rights") to subscribe for shares of Common Stock of the Company at a subscription price equal to the Conversion Price; provided, however, that the Company will not accept subscriptions for more than 2,500,000 shares of Common Stock (representing an aggregate subscription price of $7.5 million).



Each Shareholder of the Company will receive one Right for each share of Common Stock held by him. Perelman will commit to subscribe for his pro rata portion of the shares offered pursuant to the Rights issued to him based on the number of shares of Common Stock owned by him at the time of the Rights Offering. If the shareholders of the Company (including Perelman) subscribe for less than 2,500,000 shares of Common Stock (representing an aggregate subscription price of $7.5 million) (such number of shares less than 2,500,000 being referred to herein as the "Share Deficiency"), then Perelman will convert that number of shares of Preferred Stock, which upon conversion at the Conversion Price will result in the issuance to Perelman of that number of shares of Common Stock as is equal to the Share Deficiency, but in no event more than that number of shares equal to (i) 1,666,667 less (ii) the number of shares subscribed for by Perelman in the Rights Offering. Immediately upon the completion of the Rights Offering, the Company will redeem all the Preferred Stock not required to be converted to satisfy any Share Deficiency at a per share redemption price equal to the liquidation preference of the Preferred Stock plus accrued and unpaid dividends to the date of redemption.

Special Committee of

  the Board of Directors

February 21, 1995

3.      Corporate Governance



A. At the Closing, Raymond G. Perelman will be appointed the Chief Executive Officer of the Company. To the extent permitted by law, at the Closing, and for a period of three years thereafter, Perelman will have the right to designate a majority of the members of the Board of Directors of the Company, including the right to designate a majority of the Company's nominees for election to the Board of Directors of the Company. In furtherance of the foregoing, appropriate provisions will be made for the cumulation of votes with respect to the nominees designated by Perelman. The Company will use its best efforts to take any steps that may be necessary to effect paragraph 3A.



B. At the Closing, the Company will enact, and for a period of three years thereafter will maintain, the corporate governance provisions set forth in Article III of the "Principal Elements of Proposal by Raymond G. Perelman to Strengthen the Financial Condition of Champion Parts, Inc." which previously was submitted to the special Committee.



4. Customary Provisions. The Stock Purchase Agreement will contain appropriate representations and warranties about the assets and financial conditions of the business of the Company and appropriate covenants and appropriate provisions with respect to indemnification and other appropriate protections with respect to such representations and warranties.



5.      Due Diligence



From the date of execution of this letter until a period of fourteen (14) days thereafter, Perelman and his representatives shall have the right to conduct an initial due diligence review of the business, properties and assets of the Company and shall be granted full and complete access to its officers, employees, premises, books and records for such purpose (the "Initial Due Diligence"). Within five days after such 14 day period Perelman shall advise the Company if he no longer desires to proceed with the Acquisition.



6.      Conduct of Business.



From the date hereof until the consummation of the Acquisition or the termination in accordance with its terms of either this letter or the Stock Purchase

Special Committee of

  the Board of Directors

February 21, 1995

Agreement, the Company shall not, without the prior written consent of Perelman, which consent shall not be unreasonably withheld:



a. Declare or pay any dividend or other distribution with respect to its shares of Common Stock;



b.      Amend its Certificate of Incorporation or Bylaws;



c. Issue or sell or agree to issue or sell any of its securities or options, warrants or other rights to purchase any such securities except for shares issued upon exercise of options and warrants currently outstanding;



d. Except for the six month severance arrangements with Donald Santucci and Thomas BlashilI heretofore approved by the Board, increase the compensation of any of its directors, officers or employees or enter into any employment, consulting or other service agreements, except m the ordinary course of business consistent with prior practice;



e. Subject to Paragraph 9 hereof, enter into any agreement (written or oral) or transaction (i) not in the ordinary course of business; (ii) involving consideration in excess of $50,000 (other than inventory acquisitions and dispositions in the ordinary course); or (iii) for the sale or acquisition or lease of any material assets.



7. Conditions. The closing of the Acquisition (the "Closing") shall be subject to such conditions as may be agreed upon by the parties including, but not limited to, the truth in all material respects of the representations and warranties of the Company and Perelman set forth in the Stock Purchase Agreement, the absence of any material adverse change in the financial condition of the Company, the receipt of the approval of the Board of Directors of the Company, and the receipt of all consents and approvals necessary to the consummation of the Acquisition. The Company shall use its best efforts to take all steps necessary to obtain such consents and approvals.



8. Public Announcements. Neither of the parties shall issue any press release or other public statement or make any comment with respect to the Acquisition without the prior written consent of the other party. Notwithstanding the foregoing, either party shall have the right, after consulting with the other party, to issue any press release or other public statement or make any filing with a governmental authority if required by law.

Special Committee of

  the Board of Directors

February 21, 1995

9. No-Solicitation. Neither the Company nor any of its subsidiaries or affiliates shall (and the Company shall use its best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, or initiate any inquiries or the making of any proposal or offer by any corporation, partnership, person or other entity or group (other than Perelman or any of his affiliates or representatives) concerning any merger, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving the Company or any subsidiary, division or operation or principal business unit of the Company (an "Acquisition Proposal") or, except to the extent required (in the opinion of counsel) for the discharge by the Board of Directors and/or the Special Committee of its fiduciary duties, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussion with, any person relating to an Acquisition Proposal Notwithstanding the foregoing, through the date of the execution of the Stock Purchase Agreement, the Company may continue to explore the four possible Acquisition Proposals described today to the Board of Directors. The Company further agrees that it will immediately cease any other existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, subject to, with respect to the recommencement of any such activities in the future, in the opinion of its counsel, the discharge by the Board of Directors and/or the Special Committee of its fiduciary duties. Nothing contained in this paragraph 9 shall prohibit the Company or its Board of Directors and/or the Special Committee from taking and disclosing to the Company's shareholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended, or from making such disclosure to the Company's shareholders which, in the judgment of the Board of Directors and/or the Special Committee with the advice of outside counsel, may be required under applicable law. Notwithstanding the foregoing, the Company may continue to solicit Acquisition Proposals if a Stock Purchase Agreement has
not been executed by March 12, 1995.   The Company will
immediately notify Perelman of any such proposal, or if an inquiry is made, and will keep Perelman fully apprised of all developments with respect to any such Acquisition Proposal.



10. Fees and Expenses. Each party will bear its own expenses, including but not limited to accounting and legal expenses, incurred in connection with the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall be responsible for and shall promptly reimburse Perelman for his reasonable out-of-pocket costs and expenses incurred in connection with the preparation of this letter and hereafter incurred in connection with the transactions contemplated hereby, whether or not the Acquisition is consummated,

Special Committee of

  the Board of Directors

February 21, 1995
upon the submission of invoices therefor; provided, however that such costs and expenses shall not exceed the Company's costs and expenses.



11. Termination. This letter, when executed by the parties hereto, will form the basis upon which we will mutually endeavor promptly and in good faith to take the steps necessary to consummate the Acquisition in accordance with the terms hereof; provided that except for the obligations set forth in paragraphs 5, 6, 8, 9 and 10, this letter is not intended to create any binding commitment by, or right in favor of, either party with respect to the Acquisition. This letter shall terminate if Perelman elects not to proceed with the transactions contemplated hereby following the conclusion of the due diligence period contemplated by paragraphs or a Stock Purchase Agreement shall not have been executed by March 12, 1995. The obligations of the parties under paragraphs 8 and 10 shall survive any such termination. Upon execution of the Stock Purchase Agreement, this letter will be superseded in its entirety.



Our willingness to proceed on the foregoing terms and, accordingly, the proposal set forth herein, will expire on February 21, 1995 unless this letter has been countersigned by the Company on or prior to such date. If the terms and conditions of this letter are satisfactory to you please sign this letter in the appropriate place and return a copy to the undersigned.



Very truly yours,







__________________

Raymond G. Perelman



Agreed as of the date

first above written



Champion Parts, Inc.



By: ______________________